EXHIBIT 99.1
                                CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                          INFINITY CAPITAL GROUP, INC.
                         IN LIEU OF A SPECIAL MEETING OF
                             THE BOARD OF DIRECTORS

                                  May 17, 2007

Pursuant to the provisions of the Maryland Corporation Code, which provides that any action required to be taken at a meeting of the Board of Directors of a Maryland corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, and which provides for a written waiver of any required notice, if such waiver is signed by all persons entitled to such notice, the undersigned, being all of the Directors of Infinity Capital Group, Inc. (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of Directors of the Corporation and do hereby take, ratify and affirm and approve the following actions:

        WHEREAS, Rule 17g-1 of the Investment Act of 1940 requires that management investment companies obtain fidelity bond coverage against larceny and embezzlement, covering each officer and employee of the investment company, who may singly, or jointly with others, have access to securities or funds of the investment company. The Corporation has filed a fidelity bond application with the National Union Fire Insurance Company, a reputable fidelity insurance company authorized to do business in the state of New York.

        WHEREAS, such bond may be in a the form of a blanket bond which names the Corporation and the officers engaged in the management of the Corporation:

Gregory H. Laborde - President
Theodore A. Greenberg - CFO

As insured (hereinafter referred to as a "blanket bond"). The blanket bond shall be in such reasonable form and amount as a majority of the board of directors of the registered management investment company who are not "interested persons" of such investment company shall approve as their fiduciary duties require, but not less than once every 12 months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the registered management investment company to which any covered person may have access, the type and terms of the arrangements made for custody and safekeeping of such assets, and the nature of the securities in the Corporations portfolio.

         WHEREAS, the amount of the blanket bond shall be at least equal to an amount computed in accordance with the schedule from Rule 17g-1 (d) (1) ("the schedule"), and for the quarter ended March 31, 2007, the Company had gross assets totaling $393,675. According to the schedule the minimum amount of the required bond is $50,000.
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        NOW THEREFORE, IT IS HEREBY:

        RESOLVED, that the disinterested directors of the Corporation approve and accept the application with National Union Fire Insurance Company, and hereby authorize the issuance of such policy.

        RESOLVED FURTHER, that the disinterested directors of the Corporation approve and accept the form of such blanket bond which names the Corporation, and the persons engaged in the management of the Corporation:

Gregory H. Laborde - President
Theodore A. Greenberg - CFO, Corporate Secretary

        RESOLVED FURTHER, that the disinterested directors of the Corporation believe that it is in the best interest of the Corporation to approve a blanket bond of $50,000 considering the fact that the Corporation has assets of less than $500,000, consisting primarily of securities of small illiquid companies, which are held for safe keeping primarily in the Corporations brokerage account

       RESOLVED FURTHER, that the disinterested directors of the Corporation approve the premium payments for such policy of not more than $1200.

IN WITNESS WHEREOF, the undersigned Directors, being all of the Directors of the Corporation at the present time, hereby waives all notices and evidence their approval of the foregoing actions as of the date written above.


                                        /s/Gregory H. Laborde
                                      ------------------------------
                                      Gregory H. Laborde-Chairman


                                        /s/Theodore A. Greenberg
                                      -------------------------------
                                      Theodore A. Greenberg-Director


                                        /s/Pierce McNally
                                      -------------------------------
                                      Pierce McNally-Director


                                        /s/Steven Katz
                                      -------------------------------
                                      Steven Katz-Director


                                        /s/Conrad Huss
                                      -------------------------------
                                      Conrad Huss-Director


                                        /s/John Moroney
                                      -------------------------------
                                      John Moroney-Director


                                        /s/Ernest Chu
                                      -------------------------------
                                      Ernest Chu-Director